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PRICING SUPPLEMENT NO. 2 DATED NOVEMBER 13, 2001                               REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 6, 2001                                   FILED PURSUANT TO RULE 424(b)(2)
AND PROSPECTUS DATED OCTOBER 25, 2001)

                                      CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                 MEDIUM-TERM NOTES
                                    DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation
Principal Amount:                     100MM                    Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       November 13,2001         Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:


                                                               Optional Extension of Maturity:
Maturity Date:                        November 13,2002         Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     N/A

Initial Interest Rate:                1 MONTH LIBOR

Interest Rate Basis:                  1 MONTH LIBOR

Maximum/Minimum                       N/A                      Initial Interest Reset Date:             December 13th, 2001
 Interest Rate:                                                Interest Reset Date(s):

Spread to Index:                      +5 basis points

First Coupon:                         TBD

Interest Payment Date:                Monthly.  Pays the       Specify if Note is indexed,              N/A
                                      13th of each month.      renewable, dual currency,
                                      Subject to the           amortizing, or OID, if applicable:
                                      modified following
                                      business convention

Interest Determination Date:          Monthly, 2 London        Day Count:                               ACT/360
                                      business days prior
                                      to interest pay dates.
                                                               CUSIP:                                   22541FBR6
First Interest Payment Date:          December 13th, 2001
Settlement:                           DTC #355

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                                             CREDIT SUISSE FIRST BOSTON
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